PLS CPA, A PROFESSIONAL CORP.

t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 433-2979

t E-MAIL changgpark@gmail.com t

October 15, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on Form S-1 Amendment No. 5 of our report dated April 13, 2012, relating to the financial statements of APT Systems, Inc. as of January 31, 2012, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/PLS CPA
PLS CPA, A Professional Corp.
San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board

PLS CPA, A PROFESSIONAL CORPORATION
t 4725 MERCURY STREET #210 t SAN DIEGO t CALIFORNIA 92111 t
t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480
t E-MAIL changgpark@gmail.com t

October 15, 2012

To Whom It May Concern:

We hereby consent to the use in this Registration Statement on S-1Amendment No.5 of our review report dated September 12, 2012, with respect to the unaudited interim financial statements of APT Systems, Inc. included in S-1 Amendment No.5 for the period ended July 31, 2012. We also consent to the references to us under the headings “Experts” in such Registration Statement.

Very truly yours,

/s/ PLS CPA
PLS CPA, A Professional Corp.
San Diego, CA 92111

Registered with the Public Company Accounting Oversight Board